SUN™

EARNINGS PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

First Quarter 2025

NYSE:SUI

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarters Ended March 31, 2025 and 2024

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarters Ended March 31, 2025 and 2024
Forward-Looking Statements:

This supplemental package contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Sun Communities, Inc. (the "Company") intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments, and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intend," "goal," "estimate," "expect," "project," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "scheduled," "guidance," "target," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document some of which are beyond the Company's control. These risks and uncertainties may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and in the Company's other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include those described under the heading "Cautionary Statement Regarding Forward-Looking Statements" in the accompanying press release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations, or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Note on Non-GAAP Measures:

This document includes information regarding various non-GAAP supplemental performance measures, including funds from operations ("FFO"), Core FFO, net operating income ("NOI"), earnings before interest, tax, depreciation and amortization ("EBITDA"), and Recurring EBITDA. For information on these non-GAAP measures, please refer to "Reconciliation of Net Loss Attributable to SUI Common Shareholders to Core FFO," "Reconciliation of Net Loss Attributable to SUI Common Shareholders to NOI," "Reconciliation of Net Loss Attributable to SUI Common Shareholders to Recurring EBITDA," and "Definitions and Notes."
i

EARNINGS PRESS RELEASE
May 5, 2025

Sun Communities Reports 2025 First Quarter Results; Announces Completion of
Safe Harbor Sale

Net Loss per Diluted Share of $0.34 for the Quarter

Core FFO per Share of $1.26 for the Quarter

North America Same Property NOI for MH and RV Increased by 4.6% for the Quarter on a Year-over-Year Basis

North America Same Property Adjusted Blended Occupancy for MH and RV of 99.0%
Represents a 150 Basis Point Year-over-Year Increase

Establishing Post-Safe Harbor Sale Guidance for 2025

Expecting Core FFO per Share of $6.43 to $6.63

Expecting North American Same Property NOI Growth of 3.5% - 5.2%

Expecting UK Same Property NOI Growth of 0.9% - 2.9%

Completed Initial Closing of Safe Harbor Marinas Sale in April for Net Pre-tax Cash Proceeds of $5.25 Billion

Announced a Special Cash Distribution of $4.00 per Share

Increasing Quarterly Distribution by 10.6% in 2025, to $1.04 per Share

Announced the Authorization of a Stock Repurchase Program of Up to $1.0 Billion

Southfield, Michigan, May 5, 2025 – Sun Communities, Inc. (NYSE: SUI) (the "Company" or "SUI"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") and recreational vehicle ("RV") communities and marinas (collectively, the "properties"), today reported its first quarter results for 2025. In February 2025, the Company entered into an agreement to sell 100% of the Company's interest in its Safe Harbor Marinas business. Accordingly, the results of the Safe Harbor Marinas business, along with the related assets and liabilities included in the disposition, are presented as held for sale and as discontinued operations for all periods presented herein. The sale was substantially completed subsequent to the quarter ended March 31, 2025.

Financial Results for the Quarter Ended March 31, 2025

•For the quarter ended March 31, 2025, net loss from continuing operations was $23.1 million, or $0.19 per diluted share, compared to net loss from continuing operations of $36.7 million, or $0.31 per diluted share for the same period in 2024.

Non-GAAP Financial Measures

•Core Funds from Operations ("Core FFO") for the quarter ended March 31, 2025, was $1.26 per common share and dilutive convertible securities ("Share"), as compared to $1.19 for the same period in 2024.

•Same Property Net Operating Income ("NOI")

◦North America Same Property NOI for MH and RV increased by $9.6 million, or 4.6%, for the quarter ended March 31, 2025, as compared to the corresponding period in 2024.

◦UK Same Property NOI decreased by $0.6 million, or 5.4%, for the quarter ended March 31, 2025, as compared to the corresponding period in 2024.

"We recently marked a milestone for Sun, as we completed the sale of Safe Harbor as part of our long-term strategy to reduce leverage, increase financial and strategic flexibility and further simplify the business," said Gary A. Shiffman, Chairman and CEO. "With this transaction, we have repositioned the Company’s balance sheet and are laser focused on our core business and delivering reliable earnings growth. We are encouraged by our operational focus as we implement efficiencies and enhanced revenue-driving strategies. These have already started to deliver results, as seen in our solid first quarter, with particularly strong performance in Manufactured Housing and ongoing progress in expense management."

Shiffman continued, "While the broader macro environment is seeing uncertainty, we are confident in our positioning and the resilience of our communities. The fundamentals driving demand remains intact, particularly around affordable housing and vacationing, and our markets remain supply constrained. Furthermore, with our financial flexibility and enhanced capital position, which allow us to invest in our growth, we are optimistic in our ability to create long-term value."

OPERATING HIGHLIGHTS

North America Portfolio Occupancy

•MH and annual RV sites were 98.0% occupied at March 31, 2025, as compared to 97.5% at March 31, 2024.

•During the quarter ended March 31, 2025, the number of MH and annual RV revenue producing sites increased by approximately 20 sites, as compared to an increase of approximately 210 sites during the corresponding period in 2024.

Same Property Results

For the properties owned and operated by the Company since at least January 1, 2024, excluding properties classified as discontinued operations, the following table reflects the percentage changes for the quarter ended March 31, 2025, as compared to the same period in 2024:

	Quarter Ended March 31, 2025
	North America
	MH	RV	Total	UK
Revenue	7.3%	(2.0)%	4.4%	0.2%
Expense	2.8%	5.5%	4.0%	3.8%
NOI	8.9%	(9.1)%	4.6%	(5.4)%

North America Same Property adjusted blended occupancy for MH and RV increased by 150 basis points to 99.0% at March 31, 2025, from 97.5% at March 31, 2024.

INVESTMENT ACTIVITY

During the quarter ended March 31, 2025, the Company completed the following dispositions:

•As previously announced, in January 2025, a portfolio of RV properties for total cash consideration of $92.9 million. The total consideration included proceeds from the disposition of four RV properties that were owned by the Company along with proceeds from the settlement of a developer note receivable of $36.5 million pertaining to three additional developer-owned properties in which the Company had provided financing.

•In March 2025, a portfolio of three MH properties for total cash consideration of $27.8 million.

Subsequent to the quarter ended March 31, 2025, the Company completed the following dispositions:

•In April 2025, a total of 123 marina properties for total cash consideration of $5.25 billion. See "Balance Sheet, Capital Markets Activity and Other Items" below for additional information.

Refer to page 14 for additional details related to the Company's acquisition and disposition activity.

BALANCE SHEET, CAPITAL MARKETS ACTIVITY, AND OTHER ITEMS

As of March 31, 2025, the Company had $7.4 billion in debt outstanding with a weighted average interest rate of 4.1% and a weighted average maturity of 5.9 years. At March 31, 2025, the Company's Net Debt to trailing twelve-month Recurring EBITDA ratio was 5.9 times.

Safe Harbor Sale

Subsequent to the quarter ended March 31, 2025, the Company completed the initial closing of its sale of the Safe Harbor Marinas business (the "Safe Harbor Sale"). The initial closing of the Safe Harbor Sale generated approximately $5.25 billion of pre-tax cash proceeds, net of transaction costs, with an estimated book gain on sale of approximately $1.4 billion. Pursuant to the terms of the transaction agreement, subsidiaries owning 15 marina properties representing approximately $250.0 million of value (the "Delayed Consent Subsidiaries") were not part of the initial closing. The sales of those properties remain subject to the receipt of certain third-party consents, which may delay the timing of any such sale or may prevent any such property from being sold at all. The Company anticipates that the acquisitions of most or all of the Delayed Consent Subsidiaries will occur in the second quarter of 2025. The Company has begun to use the net cash proceeds to support a combination of debt reduction, distributions to shareholders, and reinvestment in the Company's core portfolio.

Accordingly, subsequent to the quarter ended March 31, 2025, the Company settled outstanding debt balances of $1.6 billion under the Company's senior credit facility and $740.0 million of secured mortgage debt, inclusive of prepayments costs. The Company also announced the planned redemption of $950.0 million, inclusive of prepayment costs, in outstanding unsecured senior notes that is expected to occur on May 10, 2025. Furthermore, the Company allocated approximately $1.0 billion into 1031 exchange escrow accounts to fund potential future MH and RV acquisitions.

Reporting Changes

As a result of the Safe Harbor Sale, we have revised the Company's reporting structure to three segments, which consist of (i) MH communities, (ii) RV communities, and (iii) communities in the United Kingdom ("UK"). The new structure removes the Marina business from the Company's operating segments as a result of its classification as a discontinued operation and reflects how the chief operating decision maker manages the business, makes operating decisions, allocates resources, and evaluates operating performance.

Service, retail, dining and entertainment revenues and expenses have been renamed as ancillary revenues and expenses to more appropriately reflect the nature of these activities for the Company's continuing operations, after reclassifying the Marina results to discontinued operations. There was no impact to prior period net income, stockholders equity', or cash flows due to the change in naming convention.

2025 Distributions

The Company's Board of Directors has authorized a one-time special cash distribution of $4.00 per common share and unit, equating to approximately $520.0 million. The distribution will be payable on May 22, 2025 to shareholders of record on May 14, 2025. The Company's Board of Directors also approved a quarterly distribution increase of 10.6%, to $1.04 per common share and unit. The increase is expected to begin with the second quarter distribution that is anticipated to be paid in July 2025. While the Board of Directors has approved the new quarterly distribution policy, the amount of each quarterly distribution on the Company's common stock will be subject to approval by the Board of Directors.

Stock Repurchase Program

v

The Company's Board of Directors has authorized a stock repurchase program of up to $1.0 billion of the Company's outstanding common stock. The stock repurchase program does not obligate the Company to acquire any particular amount of common stock, and the repurchase program may be suspended or discontinued at any time at the Company's discretion, through the expiration date of April 30, 2026.

2025 GUIDANCE
Following the substantial completion of the Safe Harbor Sale, the Company is establishing second quarter and full-year 2025 guidance for diluted EPS and Core FFO per Share as follows:

	Second Quarter Ending June 30, 2025		Full Year Ending December 31, 2025
	Low	High	Low	High
Diluted EPS attributable to the Consolidated Portfolio(a)	$11.25	$11.33	$12.62	$12.82
Core FFO per Share attributable to the Consolidated Portfolio(a)(b)(c)	$1.62	$1.70	$6.43	$6.63
(a) The diluted share counts for the quarter ending June 30, 2025 and the year ending December 31, 2025 are estimated to be 132.4 million for each respective period.
(b) No reconciliation of the forecasted range for Core FFO per share attributable to the Consolidated Portfolio is included in this release because we are unable to quantify certain amounts that would be required to be included in the reconciliation to the comparable GAAP financial measure without unreasonable efforts, particularly with respect to the allocations of itemized adjustments to the Consolidated Portfolio as the Safe Harbor Sale has closed on April 30, 2025, and we believe such reconciliation would imply a degree of precision that could be confusing or misleading to investors.
(c) The Company's guidance translates forecasted results from operations in the UK using the relevant exchange rate provided in the table presented below. The impact of fluctuations in Canadian and Australian foreign currency rates on guidance are not material.

Currencies	Exchange Rates
U.S. dollar ("USD") / pound sterling ("GBP")	1.24
USD / Canadian dollar ("CAD")	0.70
USD / Australian dollar ("AUD")	0.62

Supplemental Guidance Tables:

		Expected Change in 2025
Same Property Portfolio (in millions and %)(a)	FY 2024 Actual Results	Prior FY Range			May 5, 2025 Update
MH NOI (281 properties)	$630.9	5.9%	-	6.9%	6.6%	-	7.4%
RV NOI (156 properties)	$280.6	0.5%	-	2.5%	(3.5%)	-	0.5%

North America (MH and RV)
Revenues from real property	$1,385.4	3.9%	-	4.5%	3.3%	-	4.1%
Total property operating expenses	473.9	2.6%	-	3.3%	2.0%	-	2.8%
Total North America Same Property NOI(b)	$911.5	4.3%	-	5.6%	3.5%	-	5.2%

UK (51 properties)
Revenues from real property	$142.9	4.6%	-	5.2%	4.6%	-	5.2%
Total property operating expenses	69.2	7.6%	-	8.6%	7.6%	-	8.6%
Total UK Same Property NOI(b)	$73.7	0.9%	-	2.9%	0.9%	-	2.9%

For the second quarter ending June 30, 2025, the Company's guidance range assumes North America Same Property NOI growth of 1.7% - 4.0% and UK Same Property NOI growth of 3.9% - 5.9%.

Consolidated Portfolio Guidance For 2025 (in millions and %, excluding marinas)		Expected Change/Range in FY 2025
	FY 2024 Actual Results	Prior FY Range			May 5, 2025 Update
Ancillary NOI(c)	$23.6	$23.4	-	$25.7	$19.0	-	$21.7
Interest income	$20.2	$19.1	-	$20.3	$57.0	-	$60.0
Brokerage commissions and other, net(d)	$44.5	$32.8	-	$39.3	$32.8	-	$39.3
FFO contribution from North American home sales	$9.9	$3.5	-	$5.1	$3.5	-	$5.1
FFO contribution from UK home sales	$59.9	$56.4	-	$63.0	$56.4	-	$63.0
General and administrative expenses excluding non-recurring expenses	$196.3	$194.6	-	$198.1	$194.6	-	$198.1
Interest expense	$350.3	$332.1	-	$338.8	$225.8	-	$228.0
Current tax expense	$3.6	$11.5	-	$13.4	$13.0	-	$15.1

Seasonality (excluding marinas)	1Q25		2Q25	3Q25	4Q25
North America Same Property NOI:
MH	25%		25%	25%	25%
RV	16%		26%	39%	19%
Total	23%		25%	29%	23%

UK Same Property NOI	13%		28%	38%	21%

Home Sales FFO
North America	11%		31%	41%	17%
UK	16%		30%	34%	20%

Consolidated Ancillary NOI	(13)%		28%	88%	(3)%

Consolidated EBITDA(e)	23%	`	19%	35%	23%

Core FFO per Share(e)	19%		25%	34%	22%

Footnotes to Supplemental Guidance Tables:
(a)
The amounts in the Same Property Portfolio table reflect constant currency, as Canadian dollar and pound sterling figures included within the 2024 amounts have been translated at the assumed exchange rates used for 2025 guidance.

(b)	Total North America Same Property results net $90.5 million and $94.5 million of utility revenue against the related utility expense in property operating expenses for 2024 results and 2025 guidance, respectively. Total UK Same Property results net $17.5 million and $19.2 million of utility revenue against the related utility expense in property operating expenses for 2024 results and 2025 guidance, respectively.
(c)	Service, Retail, dining, and entertainment NOI has been renamed as Ancillary NOI.
(d)
Brokerage commissions and other, net includes approximately $18.0 million and $13.9 million of business interruption income and $9.5 million and $13.5 million of income from nonconsolidated affiliates for full year 2024 results and 2025 guidance, respectively.

(e)	Includes realized contribution from marinas through the date of the Safe Harbor Sale and the expected contribution from the Delayed Consent Subsidiaries from the Safe Harbor Sale.
The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through May 5, 2025, and the effect of the completion of the sale of the Delayed Consent Subsidiaries from the Safe Harbor Sale. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's current assessment of economic and market conditions and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

EARNINGS CONFERENCE CALL

A conference call to discuss first quarter results will be held on Tuesday, May 6, 2025 at 11:00 A.M. (ET). To participate, call toll-free at (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through May 20, 2025 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13752708. The conference call will be available live on the Company's website located at www.suninc.com. The replay will also be available on the website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments, and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intend," "goal," "estimate," "expect," "project," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "scheduled," "guidance," "target," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, both general and specific to the matters discussed in this document, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and in the Company's other filings with the Securities and Exchange Commission, from time to time, such risks, uncertainties and other factors include, but are not limited to:

∙	The Company's liquidity and refinancing demands;
∙	The Company's ability to obtain or refinance maturing debt;
∙	The Company's ability to maintain compliance with covenants contained in its debt facilities and its unsecured notes;
∙	Availability of capital;
∙	General volatility of the capital markets and the market price of shares of the Company's capital stock;
∙	The risks associated with executing the redemption of the Company's unsecured notes;
∙	Increases in interest rates and operating costs, including insurance premiums and real estate taxes;
∙	Difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;
∙	The ability of the Company to complete the sale of the remaining Safe Harbor properties that are subject to receipt of third-party consents on a timely basis or at all;
∙	The ability of the Company to realize the anticipated benefits of the Safe Harbor Sale, including with respect to tax strategies, or at all;
∙	The Company's succession plan for its CEO, which could impact the execution of the Company's strategic plan;
∙	Competitive market forces;
∙	The ability of purchasers of manufactured homes to obtain financing;
∙	The level of repossessions of manufactured homes;
∙	The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
∙	The Company's remediation plan and its ability to remediate the material weakness in its internal control over financial reporting;
∙	Expectations regarding the amount or frequency of impairment losses;
∙	Changes in general economic conditions, including inflation, deflation, energy costs, the real estate industry, the effects of tariffs or threats of tariffs, trade wars, immigration issues, supply chain disruptions, and the markets within which the Company operates;
∙	Changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, Australian dollar, and pound sterling;
∙	The Company's ability to maintain its status as a REIT;
∙	Changes in real estate and zoning laws and regulations;
∙	The Company's ability to maintain rental rates and occupancy levels;
∙	Legislative or regulatory changes, including changes to laws governing the taxation of REITs;
∙	Outbreaks of disease and related restrictions on business operations;
∙	Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts, and wildfires; and
∙	Litigation, judgments or settlements, including costs associated with prosecuting or defending claims and any adverse outcomes;

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Overview
Company Overview and Investor Information

The Company

Established in 1975, Sun Communities, Inc. became a publicly owned corporation in December 1993. The Company is a fully integrated REIT listed on the New York Stock Exchange under the symbol: SUI. As of March 31, 2025, the Company owned, operated, or had an interest in a portfolio of 502 developed MH, RV, and UK properties comprising approximately 174,850 developed sites in the U.S., Canada, and the U.K. The Company also owned, operated, or held an interest in a portfolio of 138 marina properties comprising approximately 48,790 wet slips and dry storage spaces in the U.S. and Puerto Rico, which were classified within discontinued operations as of March 31, 2025.

For more information about the Company, please visit www.suninc.com.

Company Contacts

Investor Relations
Sara Ismail, Vice President
(248) 208-2500
investorrelations@suncommunities.com

Corporate Debt Ratings
Moody's	S&P
Baa3 | Stable	BBB+ | Stable(a)
(a) Updated based on credit rating upgrade received as of May 1st, 2025.

Equity Research Coverage
Bank of America Merrill Lynch	Jana Galan	jana.galan@bofa.com
BMO Capital Markets	John Kim	jp.kim@bmo.com
Citi Research	Nicholas Joseph	nicholas.joseph@citi.com
	Eric Wolfe	eric.wolfe@citi.com
Deutsche Bank	Omotayo Okusanya	omotayo.okusanya@db.com
	Conor Peaks	conor.peaks@db.com
Evercore ISI	Steve Sakwa	steve.sakwa@evercoreisi.com
Green Street Advisors	John Pawlowski	jpawlowski@greenstreet.com
Jefferies LLC	Peter Abramowitz	pabramowitz@jefferies.com
JMP Securities	Aaron Hecht	ahecht@jmpsecurities.com
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com
Robert W. Baird & Co.	Wesley Golladay	wgolladay@rwbaird.com
Truist Securities	Anthony Hau	anthony.hau@truist.com
UBS	Michael Goldsmith	michael.goldsmith@ubs.com
Wells Fargo	James Feldman	james.feldman@wellsfargo.com
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com
	Keegan Carl	kcarl@wolferesearch.com
1st Quarter Supplemental Information 1

Overview
Financial and Operating Highlights
($ in millions, except Per Share amounts, Unaudited)

	Quarters Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Financial Information
Basic earnings / (loss) per share from continuing operations	$(0.19)	$(1.84)	$2.09	$0.21	$(0.31)
Basic earnings / (loss) per share from discontinued operations	(0.15)	0.08	0.22	0.21	0.09
Basic earnings / (loss) per share	$(0.34)	$(1.76)	$2.31	$0.42	$(0.22)
Diluted earnings / (loss) per share from continuing operations	$(0.19)	$(1.85)	$2.09	$0.21	$(0.31)
Diluted earnings / (loss) per share from discontinued operations	(0.15)	0.08	0.22	0.21	0.09
Diluted earnings / (loss) per share	$(0.34)	$(1.77)	$2.31	$0.42	$(0.22)

Cash distributions declared per common share	$0.94	$0.94	$0.94	$0.94	$0.94

FFO per Share(a)(b)	$1.06	$1.30	$2.19	$1.79	$1.12
Core FFO per Share(a)(b)	$1.26	$1.41	$2.34	$1.86	$1.19

Real Property NOI(a)
MH	$172.5	$161.9	$158.3	$160.7	$162.5
RV	44.7	50.4	117.0	74.2	51.2
UK	9.2	16.3	28.8	18.7	15.3
Total	$226.4	$228.6	$304.1	$253.6	$229.0

Recurring EBITDA(a)	$236.7	$271.5	$382.6	$335.9	$234.0
TTM Recurring EBITDA / Interest(a)	3.6 x	3.5 x	3.4 x	3.6 x	3.7 x
Net Debt / TTM Recurring EBITDA(a)	5.9 x	6.0 x	6.0 x	6.2 x	6.1 x

Balance Sheet
Total assets	$16,505.6	$16,549.4	$17,085.1	$17,011.1	$17,113.3
Total debt	$7,348.1	$7,352.8	$7,324.8	$7,852.8	$7,872.0
Total liabilities	$9,235.4	$9,096.8	$9,245.7	$9,781.6	$9,830.0

Operating Information
Properties
MH	284	287	287	295	295
RV	165	167	180	180	180
UK	53	53	54	54	54
Total	502	507	521	529	529

Sites
MH	97,320	97,430	97,300	100,160	99,930
Annual RV	31,960	32,100	34,480	33,590	33,290
Transient	23,810	24,830	25,060	25,720	25,560
UK annual	17,510	17,690	17,790	17,710	18,110
UK transient	4,250	4,340	4,500	4,580	3,220
Total sites	174,850	176,390	179,130	181,760	180,110

Occupancy
MH	97.3%	97.3%	96.9%	96.7%	96.7%
Annual RV	100.0%	100.0%	100.0%	100.0%	100.0%
Blended MH and annual RV	98.0%	98.0%	97.7%	97.5%	97.5%
UK annual	89.8%	89.7%	91.5%	89.9%	88.9%

MH and RV Revenue Producing Site Net Gains(c)
MH leased sites, net	47	406	159	315	57
RV leased sites, net	(31)	304	893	918	157
Total leased sites, net	16	710	1,052	1,233	214
(a) Refer to Definition and Notes for additional information.
(b) Excludes the effect of certain anti-dilutive convertible securities.
(c) Revenue producing site net gains do not include occupied sites acquired during the year.
1st Quarter Supplemental Information 2

Overview
Portfolio Overview as of March 31, 2025(a)

	MH & RV Properties
	Properties	MH & Annual RV		Transient RV Sites	Total Sites	Sites for Development
Location		Sites	Occupancy %
North America
Florida	124	41,470	97.9%	3,740	45,210	2,330
Michigan	85	33,010	97.6%	520	33,530	1,290
California	37	6,980	99.3%	1,850	8,830	570
Texas	29	9,270	97.9%	1,640	10,910	3,850
Connecticut	16	1,900	95.8%	100	2,000	—
Maine	15	2,510	97.3%	1,030	3,540	200
Arizona	11	4,190	97.8%	810	5,000	1,120
Indiana	11	2,940	99.0%	1,010	3,950	180
New Jersey	11	3,040	100.0%	950	3,990	260
Colorado	11	2,930	90.8%	910	3,840	1,390
New York	10	1,530	99.0%	1,640	3,170	780
Other	89	19,510	99.1%	9,610	29,120	1,540
Total	449	129,280	98.0%	23,810	153,090	13,510

	Properties	UK Properties		Transient Sites	Total Sites	Sites for Development
Location		Sites	Occupancy %
United Kingdom	53	17,510	89.8%	4,250	21,760	2,860

	Properties	Total Sites

Total Portfolio(a)	502	174,850
(a) The Company also owned 138 marina properties with 48,790 total wet slips and dry storage spaces, which were classified within discontinued operations as of March 31, 2025.

1st Quarter Supplemental Information 3

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Balance Sheets
(amounts in millions)

	(Unaudited)
	March 31, 2025	December 31, 2024
Assets
Land	$3,471.8	$3,461.5
Land improvements and buildings	9,043.1	9,058.7
Rental homes and improvements	827.5	834.1
Furniture, fixtures and equipment	763.5	739.2
Investment property	14,105.9	14,093.5
Accumulated depreciation	(3,327.7)	(3,228.4)
Investment property, net	10,778.2	10,865.1
Cash, cash equivalents and restricted cash	97.4	57.1
Inventory of manufactured homes	172.4	129.8
Notes and other receivables, net	373.7	430.1
Collateralized receivables, net(a)	49.3	51.2
Goodwill	9.5	9.5
Other intangible assets, net	101.2	102.5
Other assets, net	449.3	442.4
Assets held for sale and discontinued operations, net(b)	4,474.6	4,461.7
Total Assets	$16,505.6	$16,549.4
Liabilities
Mortgage loans payable	$3,151.4	$3,212.2
Secured borrowings on collateralized receivables(a)	49.3	51.2
Unsecured debt	4,147.4	4,089.4
Distributions payable	122.6	122.6
Advanced reservation deposits and rent	327.3	249.4
Accrued expenses and accounts payable	231.4	265.8
Other liabilities	830.6	819.3
Liabilities held for sale and discontinued operations, net(b)	375.4	286.9
Total Liabilities	9,235.4	9,096.8
Commitments and contingencies
Temporary equity	244.3	259.8
Shareholders' Equity
Common stock	1.3	1.3
Additional paid-in capital	9,865.4	9,864.2
Accumulated other comprehensive loss	(6.6)	(7.9)
Distributions in excess of accumulated earnings	(2,938.7)	(2,775.9)
Total SUI Shareholders' Equity	6,921.4	7,081.7
Noncontrolling interests
Common and preferred OP units	104.0	110.4
Consolidated entities	0.5	0.7
Total noncontrolling interests	104.5	111.1
Total Shareholders' Equity	7,025.9	7,192.8
Total Liabilities, Temporary Equity and Shareholders' Equity	$16,505.6	$16,549.4
(a) Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
(b) Refer to "Discontinued Operations" within Definitions and Notes for additional information.
1st Quarter Supplemental Information 4

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Statements of Operations
(amounts in millions, except for per share amounts)

	Quarter Ended
	March 31, 2025	March 31, 2024	% Change
Revenues
Real property (excluding transient)(a)	$353.9	$343.0	3.2%
Real property - transient	30.5	37.5	(18.7)%
Home sales	67.2	68.9	(2.5)%
Ancillary	12.5	13.3	(6.0)%
Interest	4.4	4.5	(2.2)%
Brokerage commissions and other, net	1.7	2.0	(15.0)%
Total Revenues	470.2	469.2	0.2%
Expenses
Property operating and maintenance(a)	131.3	126.0	4.2%
Real estate tax	26.7	25.5	4.7%
Home costs and selling	52.6	51.9	1.3%
Ancillary	15.4	16.2	(4.9)%
General and administrative	57.0	61.8	(7.8)%
Catastrophic event-related charges, net	(0.1)	7.2	N/M
Depreciation and amortization	123.7	121.0	2.2%
Asset impairments(b)	24.0	19.8	21.2%
Loss on extinguishment of debt	—	0.6	(100.0)%
Interest	82.1	89.7	(8.5)%
Total Expenses	512.7	519.7	(1.3)%
Loss Before Other Items	(42.5)	(50.5)	(15.8)%
Gain on foreign currency exchanges	8.7	1.1	N/M
Gain / (loss) on dispositions of properties	(1.1)	5.4	N/M
Other income / (expense), net(b)	5.7	(2.4)	N/M
Loss on remeasurement of notes receivable	(0.2)	(0.7)	(71.4)%
Income from nonconsolidated affiliates	3.0	1.4	114.3%
Gain on remeasurement of investment in nonconsolidated affiliates	—	5.2	(100.0)%
Current tax expense	(1.9)	(1.9)	—%
Deferred tax benefit	5.2	5.7	(8.8)%
Loss from Continuing Operations	(23.1)	(36.7)	(37.1)%
Income / (loss) from discontinued operations, net(b)	(18.5)	11.2	N/M
Net Loss	(41.6)	(25.5)	63.1%
Less: Preferred return to preferred OP units / equity interests	3.1	3.2	(3.1)%
Less: Loss attributable to noncontrolling interests	(1.9)	(1.3)	46.2%
Net Loss Attributable to SUI Common Shareholders	$(42.8)	$(27.4)	56.2%

Weighted average common shares outstanding - basic(b)	126.6	123.6	2.4%
Weighted average common shares outstanding - diluted(b)	129.8	126.6	2.5%

Basic loss per share from continuing operations	$(0.19)	$(0.31)	54.5%
Basic earnings / (loss) per share from discontinued operations	(0.15)	0.09	N/M
Basic loss per share	$(0.34)	$(0.22)	54.5%

Diluted loss per share from continuing operations(c)	$(0.19)	$(0.31)	54.5%
Diluted earnings / (loss) per share from discontinued operations(c)	(0.15)	0.09	N/M
Diluted loss per share(c)	$(0.34)	$(0.22)	54.5%
(a) Refer to "Utility Revenues" within Definitions and Notes for additional information.
(b) Refer to Definitions and Notes for additional information.
(c) Excludes the effect of certain anti-dilutive convertible securities.
N/M = Not meaningful. N/A = Not applicable.
1st Quarter Supplemental Information 5

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Loss Attributable to SUI Common Shareholders to Core FFO
(amounts in millions, except for per share data)

	Quarter Ended
	March 31, 2025	March 31, 2024
Net Loss Attributable to SUI Common Shareholders	$(42.8)	$(27.4)
Adjustments
Depreciation and amortization - continuing operations(a)	122.6	120.2
Depreciation and amortization - discontinued operations(a)	36.4	44.3
Depreciation on nonconsolidated affiliates	0.2	0.1
Asset impairments - continuing operations(a)	24.0	19.8
Asset impairments - discontinued operations(a)	2.1	0.9
Gain on remeasurement of investment in nonconsolidated affiliates	—	(5.2)
Loss on remeasurement of notes receivable	0.2	0.7
(Gain) / loss on dispositions of properties, including tax effect	1.1	(5.3)
Add: Returns on preferred OP units	1.8	2.1
Add: Loss attributable to noncontrolling interests	(1.6)	(0.9)
Gain on disposition of assets, net	(3.9)	(5.4)
FFO(a)(d)	140.1	143.9
Adjustments
Acquisition and other transaction costs - continuing operations(a)	9.5	9.9
Transaction costs - discontinued operations(a)	14.6	—
Loss on extinguishment of debt	—	0.6
Catastrophic event-related charges, net	(0.1)	7.2
Loss of earnings - catastrophic event-related charges, net(b)	4.0	5.3
Gain on foreign currency exchanges	(8.7)	(1.1)
Other adjustments, net - continuing operations(a)	(7.9)	(2.0)
Other adjustments, net - discontinued operations(a)	14.6	$(10.4)
Core FFO(a)(c)(d)	$166.1	$153.4

Weighted Average Common Shares Outstanding - Diluted	131.6	128.7
FFO per Share(a)(c)(d)	$1.06	$1.12
Core FFO per Share(a)(c)(d)	$1.26	$1.19
(a) Refer to Definitions and Notes for additional information.
(b) Loss of earnings - catastrophic event-related charges, net include the following:

	Quarter Ended
	March 31, 2025	March 31, 2024
Hurricane Ian - three Fort Myers, Florida RV communities impaired
Estimated loss of earnings in excess of the applicable business interruption deductible	$3.8	$5.3
Hurricane Helene - one Dunedin Florida RV community impaired
Estimated loss of earnings in excess of the applicable business interruption deductible, net	0.2	—
Loss of earnings - catastrophic event-related charges, net	$4.0	$5.3
(c) Excludes the effect of certain anti-dilutive convertible securities.
(d) FFO and Core FFO include discontinued operations activity of $20.0 million or $0.15 per Share, and $49.2 million or $0.37 per Share, respectively, during the quarter ended March 31, 2025, and $56.4 million or $0.44 per Share, and $46.0 million or $0.36 per Share, respectively, during the quarter ended March 31, 2024.
1st Quarter Supplemental Information 6

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Loss Attributable to SUI Common Shareholders to NOI
(amounts in millions)

	Quarter Ended
	March 31, 2025	March 31, 2024
Net Loss Attributable to SUI Common Shareholders	$(42.8)	$(27.4)
Interest income	(4.4)	(4.5)
Brokerage commissions and other revenues, net	(1.7)	(2.0)
General and administrative	57.0	61.8
Catastrophic event-related charges, net	(0.1)	7.2
Depreciation and amortization	123.7	121.0
Asset impairments(a)	24.0	19.8
Loss on extinguishment of debt	—	0.6
Interest expense	82.1	89.7
Gain on foreign currency exchanges	(8.7)	(1.1)
(Gain) / loss on disposition of properties	1.1	(5.4)
Other (income) / expense, net(a)	(5.7)	2.4
Loss on remeasurement of notes receivable	0.2	0.7
Income from nonconsolidated affiliates	(3.0)	(1.4)
Gain on remeasurement of investment in nonconsolidated affiliates	—	(5.2)
Current tax expense	1.9	1.9
Deferred tax benefit	(5.2)	(5.7)
(Income) / loss from discontinued operations, net	18.5	(11.2)
Add: Preferred return to preferred OP units / equity interests	3.1	3.2
Add: Loss attributable to noncontrolling interests	(1.9)	(1.3)
NOI	$238.1	$243.1

	Quarter Ended
	March 31, 2025	March 31, 2024
Real property NOI(a)(b)	$226.4	$229.0
Home sales NOI(a)(b)	14.6	17.0
Ancillary NOI(a)(b)	(2.9)	(2.9)
NOI	$238.1	$243.1
(a) Refer to Definitions and Notes for additional information.
(b) Excludes properties classified as discontinued operations. During the quarters ended March 31, 2025 and 2024, the Company's marina properties generated total NOI of $64.3 million and $61.8 million, which was recorded within Income / (loss) from discontinued operations, net on the Consolidated Statements of Operations. Refer to the section "Discontinued Operations" within the Definitions and Notes for additional information.
1st Quarter Supplemental Information 7

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Loss Attributable to SUI Common Shareholders to Recurring EBITDA
(amounts in millions)

	Quarter Ended
	March 31, 2025	March 31, 2024
Net Loss Attributable to SUI Common Shareholders	$(42.8)	$(27.4)
Adjustments
Depreciation and amortization - continuing operations	123.7	121.0
Depreciation and amortization - discontinued operations	36.4	44.3
Asset impairments - continuing operations(a)	24.0	19.8
Asset impairments - discontinued operations(a)	2.1	0.9
Loss on extinguishment of debt	—	0.6
Interest expense	82.1	89.7
Current tax expense - continuing operations	1.9	1.9
Current tax expense - discontinued operations	0.3	0.2
Deferred tax benefit	(5.2)	(5.7)
Income from nonconsolidated affiliates	(3.0)	(1.4)
Less: (Gain) / loss on dispositions of properties	1.1	(5.4)
Less: Gain on dispositions of assets, net	(3.9)	(5.4)
EBITDAre(a)	$216.7	$233.1
Adjustments
Transaction costs - discontinued operations	14.6	—
Catastrophic event-related charges, net	(0.1)	7.2
Gain on foreign currency exchanges	(8.7)	(1.1)
Other (income) / expense, net - continuing operations(a)	(5.7)	2.4
Other (income) / expense, net - discontinued operations(a)	14.6	(10.4)
Loss on remeasurement of notes receivable	0.2	0.7
Gain on remeasurement of investment in nonconsolidated affiliates	—	(5.2)
Add: Preferred return to preferred OP units / equity interests	3.1	3.2
Add: Loss attributable to noncontrolling interests	(1.9)	(1.3)
Add: Gain on dispositions of assets, net	3.9	5.4
Recurring EBITDA(a)	$236.7	$234.0
(a) Refer to Definitions and Notes for additional information.

1st Quarter Supplemental Information 8

Supplemental Disclosure
Real Property Operations - Total Portfolio
(amounts in millions, except statistical information)

	Quarter Ended March 31, 2025				Quarter Ended March 31, 2024
Financial Information	MH	RV	UK	Total	MH	RV	UK	Total
Revenues
Real property (excluding transient)(a)	$248.8	$73.8	$31.3	$353.9	$237.6	$70.0	$35.4	$343.0
Real property - transient	0.5	28.1	1.9	30.5	0.4	34.5	2.6	37.5
Total operating revenues	249.3	101.9	33.2	384.4	238.0	104.5	38.0	380.5
Expenses
Property operating expenses	76.8	57.2	24.0	158.0	75.5	53.3	22.7	151.5
Real Property NOI(a)	$172.5	$44.7	$9.2	$226.4	$162.5	$51.2	$15.3	$229.0

	As of March 31, 2025				As of March 31, 2024
Other Information	MH	RV	UK	Total	MH	RV	UK	Total
Number of Properties	284	165	53	502	295	180	54	529
Sites
Sites(b)	97,320	31,960	17,510	146,790	99,930	33,290	18,110	151,330
Transient sites	N/A	23,810	4,250	28,060	N/A	25,560	3,220	28,780
Total	97,320	55,770	21,760	174,850	99,930	58,850	21,330	180,110
Occupancy	97.3%	100.0%	89.8%	97.0%	96.7%	100.0%	88.9%	96.5%
N/A = Not applicable.
(a) Refer to Definitions and Notes for additional information.
(b) MH annual sites included 11,495 and 10,300 rental homes in the Company's rental program at March 31, 2025 and 2024, respectively. The Company's investment in occupied rental homes at March 31, 2025 was $812.1 million, an increase of 16.6% from $696.3 million at March 31, 2024.

1st Quarter Supplemental Information 9

Supplemental Disclosure
Real Property Operations - North America Same Property Portfolio(a)
(amounts in millions, except for statistical information)

	Quarter Ended March 31, 2025			Quarter Ended March 31, 2024			Total Change	% Change(d)
	MH(b)	RV(b)	Total	MH(b)	RV(b)	Total		MH	RV	Total
Financial Information
Same Property Revenues
Real property (excluding transient)	$227.5	$67.6	$295.1	$212.0	$62.7	$274.7	$20.4	7.3%	7.8%	7.4%
Real property - transient	0.5	26.3	26.8	0.4	33.1	33.5	(6.7)	20.2%	(20.6)%	(20.1)%
Total Same Property operating revenues	228.0	93.9	321.9	212.4	95.8	308.2	13.7	7.3%	(2.0)%	4.4%
Same Property Expenses
Same Property operating expenses(e)(f)	56.3	49.1	105.4	54.8	46.5	101.3	4.1	2.8%	5.5%	4.0%
Real Property NOI(a)	$171.7	$44.8	$216.5	$157.6	$49.3	$206.9	$9.6	8.9%	(9.1)%	4.6%
Other Information
Number of properties	281	157	438	281	157	438
Sites	96,830	53,620	150,450	96,550	53,580	150,130
(a) Refer to Definitions and Notes for additional information.
(b) Same Property results for the Company's MH and RV properties reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at the average exchange rate of $0.6966 USD per Canadian dollar, respectively, during the quarter ended March 31, 2025.
(c) Financial results from properties impacted by dispositions and catastrophic weather events during 2024 have been removed from Same Property reporting.
(d) Percentages are calculated based on unrounded numbers.
(e) Refer to "Utility Revenues" within Definitions and Notes for additional information.
(f) Total Same Property operating expenses consist of the following components for the periods shown (in millions) and exclude amounts invested into recently acquired properties to bring them up to the Company's standards:

	Quarter Ended
	March 31, 2025	March 31, 2024	Change	% Change(d)
Payroll and benefits	$30.1	$30.4	$(0.3)	(1.1)%
Real estate taxes	24.2	22.9	1.3	5.7%
Supplies and repairs	14.9	13.2	1.7	12.9%
Utilities	16.1	13.7	2.4	17.6%
Legal, state / local taxes, and insurance	10.4	11.6	(1.2)	(10.2)%
Other	9.7	9.5	0.2	2.2%
Total Same Property Operating Expenses	$105.4	$101.3	$4.1	4.0%

1st Quarter Supplemental Information 10

Supplemental Disclosure
Real Property Operations - North America Same Property Portfolio(a) (Continued)
(amounts in millions, except for statistical information)

	As of
	March 31, 2025		March 31, 2024
	MH	RV	MH	RV
Other Information
Number of properties(b)	281	157	281	157
Sites
MH and annual RV sites	96,830	31,040	96,550	29,710
Transient RV sites	N/A	22,580	N/A	23,870
Total	96,830	53,620	96,550	53,580
MH and Annual RV Occupancy
Occupancy(c)	97.5%	100.0%	97.0%	100.0%
Average monthly base rent per site	$724	$672	$688	$636
% Change of monthly base rent(d)	5.2%	5.7%	N/A	N/A
Rental Program Statistics included in MH
Number of occupied sites, end of period(e)	11,100	N/A	9,970	N/A
Monthly rent per site – MH rental program	$1,352	N/A	$1,317	N/A
% Change(d)	2.7%	N/A	N/A	N/A
N/A = Not applicable.
(a) Refer to Definitions and Notes for additional information.
(b) Financial results from properties impacted by dispositions and catastrophic weather events during 2024 have been removed from Same Property reporting.
(c) Same Property blended occupancy for MH and RV was 98.1% at March 31, 2025, up 40 basis points from 97.7% at March 31, 2024. Adjusting for recently delivered and vacant expansion sites, Same Property adjusted blended occupancy for MH and RV increased by 150 basis points year over year, to 99.0% at March 31, 2025, from 97.5% at March 31, 2024.
(d) Calculated using actual results without rounding.
(e) Occupied rental program sites in Same Property are included in total sites.

1st Quarter Supplemental Information 11

Supplemental Disclosure
Real Property Operations - UK Same Property Portfolio(a)
(amounts in millions, except for statistical information)

	Quarter Ended
	March 31, 2025	March 31, 2024	% Change(c)
Financial Information(b)
Same Property Revenues
Real property (excluding transient)	$25.3	$24.5	3.5%
Real property - transient	1.8	2.6	(30.9)%
Total Same Property operating revenues	27.1	27.1	0.2%
Same Property Expenses
Same Property operating expenses(d)	17.1	16.5	3.8%
Real Property NOI(a)	$10.0	$10.6	(5.4)%

	As of
	March 31, 2025	March 31, 2024
Other Information
Number of properties	51	51
Sites
UK sites	16,780	16,710
UK transient sites	3,400	3,180
Occupancy(e)	89.9%	89.6%
Average monthly base rent per site	$541	$520
% change in monthly base rent(c)	4.0%	N/A
(a) Refer to Definitions and Notes for additional information.
(b) Same Property results for the Company's UK properties reflect constant currency for comparative purposes. British pound sterling figures in the prior comparative period have been translated at the average exchange rate of $1.2588 USD per pound sterling, respectively, during the quarter ended March 31, 2025.
(c) Percentages are calculated based on unrounded numbers.
(d) Refer to "Utility Revenues" within Definitions and Notes for additional information.
(e) Adjusting for recently delivered and vacant expansion sites, Same Property adjusted occupancy decreased by 60 basis points year over year, to 90.1% at March 31, 2025, from 90.7% at March 31, 2024.

1st Quarter Supplemental Information 12

Other Operating Information
Home Sales Summary
($ in millions, except for average selling price)

	Quarter Ended
Financial Information	March 31, 2025	March 31, 2024	% Change
North America
Home sales	$28.7	$32.8	(12.5)%
Home cost and selling expenses	24.5	26.2	(6.5)%
NOI(a)	$4.2	$6.6	(36.4)%
NOI margin %(a)	14.6%	20.1%
UK
Home sales	$38.5	$36.1	6.6%
Home cost and selling expenses	28.1	25.7	9.3%
NOI(a)	$10.4	$10.4	—%
NOI margin %(a)	27.0%	28.8%
Total
Home sales	$67.2	$68.9	(2.5)%
Home cost and selling expenses	52.6	51.9	1.3%
NOI(a)	$14.6	$17.0	(14.1)%
NOI margin %(a)	21.7%	24.7%
Other information
Units Sold:
North America	347	327	6.1%
UK	614	621	(1.1)%
Total home sales	961	948	1.4%
Average Selling Price:
North America	$82,709	$100,306	(17.5)%
UK	$62,704	$58,132	7.9%
(a) Refer to Definitions and Notes for additional information.

Operating Statistics for MH and Annual RVs

	Resident Move-outs
	% of Total Sites		Number of Move-outs	Leased Sites, Net(b)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2025 - YTD as of March 31	4.6%	(a)	3,172	16	67	280	357
2024	4.3%		7,050	3,209	447	1,554	1,700
2023	3.6%		6,590	3,268	564	2,001	2,296
(a) Percentage calculated on a trailing 12-month basis.
(b) Increase in revenue producing sites, net of new vacancies.
1st Quarter Supplemental Information 13

Investment Activity
Acquisitions and Dispositions
(amounts in millions, except for *)

Property Name	Property Type	Number of Properties*	Sites, Wet Slips and Dry Storage Spaces*	State, Province or Country	Total Purchase Price / Sales Proceeds	Month
DISPOSITIONS
First Quarter 2025
RV Portfolio(a)	RV	2	815	Various	$92.9	January
MH Portfolio	MH	3	136	FL	27.8	March
Subsequent to First Quarter 2025
Sun Retreats Millbrook	RV	1	394	IL	3.5	April
Safe Harbor Marinas	Marina	123	43,143	Various	5,250.0	April
Total Dispositions to Date		129	44,488		$5,374.2
(a) Total sales proceeds include the disposition of two operating properties and two development properties that were owned by the Company along with the settlement of a developer note receivable of $36.5 million pertaining to three additional properties in which the Company had provided financing to the developer.
1st Quarter Supplemental Information 14

Investment Activity
Capital Expenditures and Investments
(amounts in millions)

	Three Months Ended			Year Ended
	March 31, 2025			December 31, 2024			December 31, 2023
	MH / RV	UK	Total	MH / RV	UK	Total	MH / RV	UK	Total
Recurring Capital Expenditures(a)	$9.6	$4.0	$13.6	$54.5	$13.5	$68.0	$51.8	$—	$51.8

Non-Recurring Capital Expenditures(a)
Lot Modifications	$7.7	$1.1	$8.8	$35.5	$1.7	$37.2	$54.9	$—	$54.9
Growth Projects	4.3	1.3	5.6	11.5	4.8	16.3	21.6	—	21.6
Rebranding	—	0.3	0.3	—	3.1	3.1	4.7	—	4.7
Acquisitions	3.5	1.4	4.9	36.2	13.5	49.7	115.1	67.3	182.4
Expansion and Development	18.9	4.1	23.0	105.2	17.8	123.0	247.4	2.9	250.3
Total Non-Recurring Capital Expenditures(b)	34.4	8.2	42.6	188.4	40.9	229.3	443.7	70.2	513.9
Total	$44.0	$12.2	$56.2	$242.9	$54.4	$297.3	$495.5	$70.2	$565.7
(a) Refer to Definitions and Notes for additional information.
(b) Excludes total capital expenditures and investments of $48.7 million, $279.1 million, and $330.7 million for the quarter ended March 31, 2025, and years ended December 31, 2024 and 2023, respectively, which pertain to Marina properties classified as discontinued operations.
(c) Average based on actual number of MH and RV sites and UK sites associated with the recurring capital expenditures in each period.
1st Quarter Supplemental Information 15

Capitalization
Capitalization Overview
(Shares and units in thousands, dollar amounts in millions, except for *)

	As of March 31, 2025
	Common Equivalent Shares	Share Price*	Capitalization
Equity and Enterprise Value
Common shares	127,588	$128.64	$16,412.9
Convertible securities
Common OP units	2,885	$128.64	371.1
Preferred OP units	2,422	$128.64	311.6
Diluted shares outstanding and market capitalization(a)	132,895		17,095.6
Plus: Total debt, per consolidated balance sheet			7,348.1
Total capitalization			24,443.7
Less: Cash and cash equivalents (excluding restricted cash) - continuing operations			(88.9)
Less: Cash and cash equivalents (excluding restricted cash) - discontinued operations			(4.2)
Enterprise Value(b)			$24,350.6

Debt		Weighted Average Maturity (in years)*	Debt Outstanding
Mortgage loans payable		8.2	$3,151.4
Secured borrowings on collateralized receivables(c)		13.0	49.3
Unsecured debt		4.1	4,147.4
Total carrying value of debt, per consolidated balance sheet		5.9	7,348.1
Plus: Unamortized deferred financing costs and discounts / premiums on debt			33.3
Total Debt			$7,381.4

Corporate Debt Rating and Outlook
Moody's			Baa3 | Stable
S&P			BBB | Stable
(a) Refer to "Securities" within Definitions and Notes for additional information related to the Company's securities outstanding.
(b) Refer to "Enterprise Value" within Definitions and Notes for additional information.
(c) Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
1st Quarter Supplemental Information 16

Capitalization
Summary of Outstanding Debt
(amounts in millions, except for *)

	Quarter Ended
	March 31, 2025
	Debt Outstanding	Weighted Average Interest Rate(a)*	Maturity Date*
Secured Debt:
Mortgage loans payable	$3,151.4	3.99%	Various
Secured borrowings on collateralized receivables(b)	49.3	8.56%	Various
Total Secured Debt	3,200.7	4.06%

Unsecured Debt:
Senior Credit Facility:
Revolving credit facilities (in USD)(c)	1,470.1	4.68%	April 2026(d)

Senior Unsecured Notes:
2028 senior unsecured notes	447.6	2.29%	November 2028
2029 senior unsecured notes	496.5	5.55%	January 2029
2031 senior unsecured notes	743.6	2.70%	July 2031
2032 senior unsecured notes	593.4	3.61%	April 2032
2033 senior unsecured notes	396.2	5.51%	January 2033
Total Senior Unsecured Notes	2,677.3	3.78%

Total Unsecured Debt	4,147.4	4.10%
Total carrying value of debt, per consolidated balance sheets	7,348.1	4.08%
Plus: Unamortized deferred financing costs, discounts / premiums on debt, and fair value adjustments(a)	33.3
Total debt	$7,381.4
(a)Includes the effect of amortizing deferred financing costs, loan premiums / discounts, and derivatives, as well as fair value adjustments on the Secured borrowings on collateralized receivables.
(b)Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
(c)As of March 31, 2025, the Company's revolving credit facilities consisted of:
•$480.0 million borrowed on its U.S. line of credit at the Secured Overnight Financing Rate ("SOFR") plus 85 basis points margin. As of March 31, 2025, $150.0 million was swapped to a weighted average fixed SOFR rate of 4.757% for an all-in fixed rate of 5.707%.
•$978.2 million (£756.7 million) borrowed on its GBP and multicurrency lines of credit at the Daily Sterling Overnight Index Average ("SONIA") base rate, plus 85 basis points margin. As of March 31, 2025, $646.4 million (£500.0 million) was swapped to a weighted average fixed SONIA rate of 2.924% for an all-in fixed rate of 3.806% inclusive of margin.
•$11.9 million USD equivalent borrowed on its AUD line of credit at the Bank Bill Swap Bid Rate ("BBSY") plus 85 basis points margin.
(d)Represents the initial maturity for the revolving loan facility. The Company holds the unilateral option to extend the maturity date for two additional six-month periods to April 7, 2027.
1st Quarter Supplemental Information 17

Capitalization
Debt Maturities(a)
(amounts in millions, except for *)

	As of
	March 31, 2025
Year	Mortgage Loans Payable(b)	Principal Amortization	Secured Borrowings on Collateralized Receivables(c)(d)	Senior Credit Facility(e)	Senior Unsecured Notes	Total
2025	$—	$39.4	$1.7	$—	$—	$41.1
2026	650.5	44.3	2.4	1,470.1	—	2,167.3
2027	4.0	38.3	2.6	—	—	44.9
2028	303.8	41.0	2.8	—	450.0	797.6
2029	335.0	39.4	3.0	—	500.0	877.4
Thereafter	1,169.0	501.3	32.8	—	1,750.0	3,453.1
Total	$2,462.3	$703.7	$45.3	$1,470.1	$2,700.0	$7,381.4
(a) Debt maturities include the unamortized deferred financing costs, discount / premiums, and fair value adjustments associated with outstanding debt.
(b) For the Mortgage loans payable maturing between 2025 - 2029:

	2025	2026	2027	2028	2029
Weighted average interest rate	—%	3.97%	4.34%	4.04%	3.23%
(c) Balance at March 31, 2025 excludes fair value adjustments of $3.9 million.
(d) Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
(e) Represents the initial maturity for the revolving loan facility. The Company holds the unilateral option to extend the maturity date for two additional six-month periods to April 7, 2027.

^ Excludes the Company's borrowings under its senior credit facility.
1st Quarter Supplemental Information 18

Capitalization
Debt Analysis

		As of
		March 31, 2025
Select Credit Ratios
Net Debt / TTM recurring EBITDA(a)		5.9 x
Net Debt / Enterprise Value(a)		29.8%
Net Debt / gross assets(a)		35.6%
Unencumbered assets / total assets		79.9%
Floating rate debt / total debt(b)		9.1%
Coverage Ratios
TTM Recurring EBITDA(a)(b) / interest		3.6 x
TTM Recurring EBITDA(a)(b) / interest + preferred distributions + preferred stock distribution		3.6 x
Senior Credit Facility Covenants	Requirement
Maximum leverage ratio	<65.0%	32.0%
Minimum fixed charge coverage ratio	>1.40 x	2.99 x
Maximum secured leverage ratio	<40.0%	11.6%
Senior Unsecured Note Covenants	Requirement
Total debt / total assets	≤60.0%	38.5%
Secured debt / total assets	≤40.0%	16.8%
Consolidated income available for debt service / debt service	≥1.50 x	4.08 x
Unencumbered total asset value / total unsecured debt	≥150.0%	366.9%
(a) Refer to Definitions and Notes for additional information.
(b) Percentage includes the impact of hedge activities.
1st Quarter Supplemental Information 19

Definitions and Notes

Acquisition and Other Transaction Costs - In the Company's Reconciliation of Net Loss Attributable to SUI Common Shareholders to Core FFO on page 6, 'Acquisition and other transaction costs - continuing operations' represent (a) nonrecurring integration expenses associated with acquisitions during the quarters ended March 31, 2025 and 2024, (b) costs associated with potential acquisitions that will not close, (c) expenses incurred to bring recently acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy, and (d) other non-recurring transaction costs. Within this same reconciliation on page 6, 'Transaction costs - discontinued operations' represent other non-recurring transaction costs that are directly attributable to the Safe Harbor Sale.

Asset Impairments - In the Company's Consolidated Statements of Operations on page 5, the Company recorded asset impairment charges during the quarter ended March 31, 2025, which primarily consisted of aggregate charges of $20.5 million related to pre-construction development costs at seven MH and RV properties for which the related development projects are no longer probable of being realized.

Capital Expenditures and Investment Activity - The Company classifies its investments in properties into the following categories:

•Recurring Capital Expenditures - Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing items used to operate the communities. Recurring capital expenditures at the Company's MH, RV, and UK properties include major road, driveway and pool improvements; clubhouse renovations; adding or replacing streetlights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is one thousand dollars.

•Non-Recurring Capital Expenditures - The following investment and reinvestment activities are non-recurring in nature:

•Lot Modifications - consist of expenditures incurred to modify the foundational structures required to set a new home after a previous home has been removed. These expenditures are necessary to create a revenue stream from a new site renter and often improve the quality of the community. Other lot modification expenditures include land improvements added to annual RV sites to aid in the conversion of transient RV guests to annual contracts. See page 13 for move-out rates.

•Growth Projects - consist of revenue-generating or expense-reducing activities at the properties. These include, but are not limited to, utility efficiency and renewable energy projects, site, or amenity upgrades, such as the addition of a garage or shed, and other special capital projects that substantiate an incremental rental increase.

•Rebranding - includes new signage at the Company's RV communities and costs of building an RV mobile application and updated website.

•Acquisitions - Total acquisition investments represent the purchase price paid for operating properties (detailed for the current calendar year on page 14), the purchase price paid for land parcels for future ground-up development and expansion activity, and any capital improvements identified during due diligence from the acquisition date through the third year of ownership needed to bring acquired properties up to the Company's operating standards.

Capital improvements subsequent to acquisition often require 24 to 36 months to complete after closing. At MH, RV, and UK properties, capital improvements include upgrading clubhouses; landscaping; new street lighting systems; new mail delivery systems; pool renovations including larger decks, heaters and furniture; new maintenance facilities; lot modifications; and new signage including main signs and internal road signs.

For the quarter ended March 31, 2025, the components of total acquisition investment are as follows, excluding discontinued operations (in millions):

	Quarter Ended March 31, 2025
	MH and RV	UK	Total
Capital improvements to recent property acquisitions	$2.5	$1.4	$3.9
Other acquisitions	1.0	—	1.0
Total Acquisition Investments	$3.5	$1.4	$4.9

1st Quarter Supplemental Information 20

•Expansions and Developments - consist primarily of construction costs such as roads, activities, and amenities, and costs necessary to complete site improvements, such as driveways, sidewalks, and landscaping at the Company's MH, RV, and UK communities. Expenditures also include costs to rebuild after damage has been incurred at MH, RV, or UK properties, and research and development.

Assets Held for Sale and Discontinued Operations - In February 2025, we entered into the Safe Harbor Sale, which represents a strategic shift in operations that is expected to have a major effect on the Company's operations and financial results. Accordingly, the results of the Marina business and assets and liabilities included in the disposition are presented as held for sale and as discontinued operations for all periods presented herein.

Subsequent to the quarter ended March 31, 2025, the Company closed the Safe Harbor Sale, which generated pre-tax proceeds of approximately $5.25 billion, net of transaction and employee separation costs. The transfer of subsidiaries owning approximately 15 of Safe Harbor's properties ("the Delayed Consent Subsidiaries") with an aggregate agreed value of approximately $250.0 million is further subject to certain third-party consents and the Delayed Consent Subsidiaries therefore may be transferred in one or more subsequent closings. The assets and liabilities of Safe Harbor Marinas are presented as "Held for sale" and its operations and cash flows are presented as discontinued operations.

The following table sets forth a summary of assets and liabilities attributable to discontinued operations related to Safe Harbor Marinas (in millions):

	March 31, 2025	December 31, 2024
Assets
Land	$1,049.5	$1,049.5
Land improvements and buildings	2,432.7	2,401.9
Furniture, fixtures and equipment	379.5	369.2
Investment property	3,861.7	3,820.6
Accumulated depreciation	(540.8)	(512.6)
Investment property, net	3,320.9	3,308.0
Cash, cash equivalents and restricted cash	12.7	6.8
Notes and other receivables, net	60.2	53.9
Goodwill	543.4	541.7
Other intangible assets, net	233.2	236.4
Other assets, net	268.3	267.7
Total assets attributable to discontinued operations, net	$4,438.7	$4,414.5
Liabilities
Advanced reservation deposits and rent	$126.8	$81.6
Accrued expenses and accounts payable	67.0	44.3
Other liabilities	181.6	161.0
Total liabilities attributable to discontinued operations, net	$375.4	$286.9

1st Quarter Supplemental Information 21

The following table sets forth a summary of the operating results included within Income / (loss) from discontinued operations, net related to Safe Harbor Marinas (in millions):

	Quarter Ended
	March 31, 2025	March 31, 2024
Revenues
Real property	$103.1	$96.4
Service, retail, dining and entertainment	108.3	104.5
Interest, brokerage commissions and other, net	1.3	1.1
Total Revenues	212.7	202.0
Expenses
Property operating and maintenance	37.4	33.7
Real estate tax	5.8	5.8
Service, retail, dining and entertainment	103.9	99.7
General and administrative	16.1	16.6
Transaction costs(1)	14.6	—
Depreciation and amortization	36.4	44.3
Asset impairments	2.1	0.9
Total Expenses	216.3	201.0
Loss Before Other Items	(3.6)	1.0
Other income / (expense), net(2)	(14.6)	10.4
Income / (loss) from discontinued operations, before income taxes	(18.2)	11.4
Current tax expense	(0.3)	(0.2)
Income / (loss) from discontinued operations, net	$(18.5)	$11.2
(1) Represents legal and advisory fees and other transaction costs associated with the Safe Harbor Sale.
(2) During the quarter ended March 31, 2025, we recorded a contingent consideration expense of $14.6 million related to a tax protection agreement that we entered into with former owners of certain Marina properties at the time of acquisition. The tax protection agreement stipulates that we indemnify those owners for certain tax obligations incurred related to the sale of certain Marina properties. As a result of the Safe Harbor Sale, we concluded that our tax liability to the former owners was probable of being realized and estimable.

Other Assets Held for Sale - In March 2025, we reached an agreement to sell one MH development property for a sale price of $40.0 million. As a result, the carrying value of total non-financial assets of $35.9 million was reclassified from Investment property, net to Assets held for sale and discontinued operations, net as of March 31, 2025.

Enterprise Value - Equals total equity market capitalization, plus total indebtedness reported on the Company's balance sheet and less unrestricted cash and cash equivalents.

GAAP - U.S. Generally Accepted Accounting Principles.

Home Sales Contribution to FFO - The reconciliation of NOI from home sales to FFO from home sales for the quarter ended March 31, 2025 is as follows (in millions):

	Quarter Ended March 31, 2025
	MH	UK	Total
Home Sales NOI	$4.2	$10.4	$14.6
Gain on dispositions of assets, net	(3.6)	(0.3)	(3.9)
FFO contribution from home sales	$0.6	$10.1	$10.7

1st Quarter Supplemental Information 22

Interest expense - The following is a summary of the components of the Company's interest expense (in millions):

	Quarter Ended
	March 31, 2025	March 31, 2024
Interest on Secured debt, Senior unsecured notes, Senior Credit Facility, Unsecured Term Loan and interest rate swaps	$75.5	$83.9
Lease related interest expense	3.5	3.5
Amortization of deferred financing costs, debt (premium) / discounts and (gains) / losses on hedges	1.6	1.8
Senior credit facility commitment fees and other finance related charges	1.9	2.0
Capitalized interest expense	(1.4)	(2.7)
Interest Expense Before Interest on Secured borrowings	81.1	88.5
Interest expense on Secured borrowings on collateralized receivables	1.0	1.2
Interest Expense, per Consolidated Statements of Operations	$82.1	$89.7

NAREIT - The National Association of Real Estate Investment Trusts is the worldwide representative voice for REITs and real estate companies with an interest in U.S. real estate and capital markets. More information is available at www.reit.com.

Net Debt - The carrying value of debt, plus, unamortized premiums, discounts, and deferred financing costs, less unrestricted cash and cash equivalents.

Other adjustments, net - In the Company's Reconciliation of Net Loss Attributable to SUI Common Shareholders to Core FFO on page 6, Other adjustments, net - continuing operations consists of the following (in millions):

	Quarter Ended
	March 31, 2025	March 31, 2024
Deferred tax benefit	$(5.2)	$(5.7)
Litigation activity	—	2.3
Contingent consideration gain	(6.0)	—
Severance costs	0.2	0.5
Accelerated deferred compensation amortization	1.2	0.2
ERP implementation expense	1.0	0.7
Other	0.9	—
Other adjustments, net - continuing operations	$(7.9)	$(2.0)

In the Company's Reconciliation of Net Loss Attributable to SUI Common Shareholders to Core FFO on page 6, Other adjustments, net - discontinued operations consists of an expense of $14.6 million related to a contingent consideration liability associated with the Safe Harbor Sale, and income of $10.4 million related to a litigation settlement gain during the quarters ended March 31, 2025 and 2024, respectively, at the Company's Marina business.

Other income / (expense), net - In the Company's Consolidated Statements of Operations on page 5, Other income / (expense), net consists of the following (in millions):

	Quarter Ended
	March 31, 2025	March 31, 2024
Litigation activity	$—	$(2.3)
Contingent consideration gain	6.0	—
Gain on remeasurement of collateralized receivables	—	1.6
Loss on remeasurement of secured borrowings on collateralized receivables	—	(1.6)
Other	(0.3)	(0.1)
Other income / (expense), net	$5.7	$(2.4)

Same Property - The Company defines Same Properties as those the Company has owned and operated continuously since at least January 1, 2024. Same properties exclude ground-up development properties, acquired properties, properties classified as discontinued operations, and properties sold after December 31, 2023. The Same Property data may change from time-to-time depending on acquisitions, dispositions, management discretion, significant transactions or unique situations.

1st Quarter Supplemental Information 23

Secured borrowings on collateralized receivables - This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as secured borrowings. The interest income and interest expense accrue in equal amounts. The Company has elected to record the collateralized receivables and secured borrowings at fair value under ASC 820, "Fair Value Measurements and Disclosures." As a result, the balance of collateralized receivables and related secured borrowings are net of fair value adjustments.

Securities - The Company had the following securities outstanding as of March 31, 2025:

	Number of Units / Shares Outstanding (in thousands)	Conversion Rate(a)	If Converted to Common shares (in thousands)(b)	Issuance Price Per Unit	Annual Distribution Rate
Non-Convertible Securities
Common shares	127,588	N/A	N/A	N/A	$3.76(c)
Convertible Securities Classified as Equity
Common OP units	2,885	1.0000	2,885	N/A	Mirrors common share distributions
Preferred OP Units
Series A-1	172	2.4390	418	$100.00	6.00%
Series A-3	40	1.8605	75	$100.00	4.50%
Series C	292	1.1100	325	$100.00	5.00%
Series D	489	0.8000	391	$100.00	4.00%
Series E	80	0.6897	55	$100.00	5.50%
Series F	90	0.6250	56	$100.00	3.00%
Series G	5	0.6452	3	$100.00	3.20%
Series H	581	0.6098	355	$100.00	3.00%
Series J	236	0.6061	143	$100.00	2.85%
Series K	1,000	0.5882	588	$100.00	4.00%
Series L	20	0.6250	13	$100.00	3.50%
Total	3,005		2,422
Total Convertible Securities Outstanding	5,890		5,307
(a) Exchange rates are subject to adjustment upon stock splits, recapitalizations and similar events. The exchange rates of certain series of OP units are approximated to four decimal places.
(b) Calculation may yield minor differences due to fractional shares paid in cash to the shareholder at conversion.
(c) Annual distribution is based on the last quarterly distribution annualized.

Share - In addition to reporting net income on a diluted basis ("EPS"), the Company reports FFO and Core FFO on a per common share and dilutive convertible securities basis (per "Share"). For the periods presented below, the Company's diluted weighted average common shares outstanding for EPS and FFO are as follows:

	Quarter Ended
	March 31, 2025	March 31, 2024
Diluted Weighted Average Common Shares Outstanding - EPS
Weighted average common shares outstanding - Basic	126.6	123.6
Dilutive restricted stock	0.3	0.3
Common and preferred OP units dilutive effect	2.9	2.7
Weighted Average Common Shares Outstanding - Diluted	129.8	126.6
Diluted Weighted Average Common Shares Outstanding - FFO
Weighted average common shares outstanding - Basic	126.6	123.7
Restricted stock	0.3	0.3
Common OP units	2.9	2.7
Common stock issuable upon conversion of certain preferred OP units	1.8	2.0
Weighted Average Common Shares Outstanding - Diluted	131.6	128.7

1st Quarter Supplemental Information 24

Utility Revenues - In its Consolidated Statements of Operations and its total portfolio presentation of real property operating results, the Company includes the following utility reimbursement revenues in real property revenues (excluding transient):

	Quarter Ended
Consolidated Portfolio	March 31, 2025	March 31, 2024
Utility reimbursement revenues
MH	$19.6	$18.5
RV	4.3	4.2
UK	5.4	4.8
Total	$29.3	$27.5

For its presentation of Same Property results on page 10 and page 12, the Company nets the following utility revenues (which include utility reimbursement revenues from residents) against related utility expenses in Same Property operating expenses:

	Quarter Ended
Same Property Portfolio	March 31, 2025	March 31, 2024
Utility revenues netted against related utility expenses
MH	$19.5	$18.2
RV	4.3	4.1
UK	5.3	4.6
Total	$29.1	$26.9

Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry use non-GAAP supplemental performance measures, including net operating income ("NOI"), earnings before interest, tax, depreciation, and amortization ("EBITDA") and funds from operations ("FFO") to assess REITs. The Company believes that NOI, EBITDA, and FFO are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, NOI, EBITDA, and FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance, and value.

NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

EBITDA provides a further measure to evaluate the Company's ability to incur and service debt; EBITDA also provides further measures to evaluate the Company's ability to fund dividends and other cash needs.

FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets.

•Net Operating Income ("NOI")

•Total Portfolio NOI - The Company calculates NOI by subtracting property operating expenses and real estate taxes from operating property revenues. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall. The Company believes that NOI provides enhanced comparability for investor evaluation of property performance and growth over time.

1st Quarter Supplemental Information 25

The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP net cash provided by operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.

•Same Property NOI - This is a key management tool used when evaluating performance and growth of the Company's Same Property portfolio. The Company believes that Same Property NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the Same property portfolio from one period to the next. Same Property NOI does not include the revenues and expenses related to ancillary activities at the properties.

•Earnings before interest, tax, depreciation and amortization ("EBITDA")

•EBITDAre - Nareit refers to EBITDA as "EBITDAre" and calculates it as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs, and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs.

•Recurring EBITDA - The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA"). The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow provided by / used for operating, investing, and financing activities as measures of liquidity.

•Funds from Operations ("FFO")

•FFO - Nareit defines FFO as GAAP net income (loss), excluding gains (or losses) from sales of certain real estate assets, plus real estate related depreciation and amortization, impairments of certain real estate assets and investments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, real estate related impairment, and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

•Core FFO - In addition to FFO, the Company uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of the Company's core business ("Core FFO"). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results. The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a financial performance measure or GAAP cash flow from operating activities as a measure of the Company's liquidity. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by Nareit, which may not be comparable to FFO reported by other REITs that interpret the Nareit definition differently. Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
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